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EXHIBIT 99.1

                            INGEN TECHNOLOGIES, INC.

                              DIRECTORS' RESOLUTION

                                     2008.5

         BE IT KNOWN THAT, on the 19th day of May, 2008, at a duly constituted special meeting of the Directors of Ingen Technologies, Inc., the following resolution was voted and approved upon motion duly made and seconded:

         Authority is granted for the company's transfer agent to issue a restricted Common Stock certificate in the amount of 138,888,889 shares to Chairman & CEO Scott R. Sand.

         This stock is issued in exchange for the retirement of $125,000 in debt owed by the company to Mr. Sand. The share calculation is $.0009 which is the current stock price value as of May 19th, 2008. As of this date, the company owed Mr. Sand $128,184; this leaves a balance of $3,184 owed to Mr. Sand.

         We see at least two benefits to the company in authorizing this resolution. One is that it puts more voting stock in the hands of our CEO and Chairman. After stock issuances authorized herein, Mr. Sand will own 31,275,960 preferred shares and 158,914,601 common shares. This is 78% of the outstanding preferred shares and 52% of the issued common shares.

                           CERTIFICATION BY SECRETARY

         I am the Secretary of Ingen Technologies, Inc. I hereby certify that the foregoing is a true and correct copy of the Resolution adopted by the Board of Directors of Ingen Technologies, Inc. on May 19, 2008 in accordance with the provisions of our Bylaws.

         IN WITNESS WHEREOF, I have this 14th day of March, 2008 subscribed my name as Secretary of Ingen Technologies, Inc. and have caused the corporate seal to be affixed hereto (if such a seal exists).



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Secretary of Corporation









                          (WAIVER OF NOTICE ON PAGE 2)



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                            WAIVER OF NOTICE (2008.5)

         The undersigned Directors of Ingen Technologies, Inc. hereby waive notice of the special Directors' meeting held on May 19, 2008. We consent to all actions taken in the meeting. Faxed and electronic signatures are as valid as original signatures hereupon, and may be signed in counterparts.


    ABSTAINED
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Scott R. Sand

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Chris Wirth

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Stephen O'Hara                                       John Finazzo


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Brad Klearman